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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
                                 ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 25, 2004 relating to the financial statements and financial statement schedule of Proxymed, Inc., which appears in such Registration Statement. We also consent to our report dated February 18, 2004, except for
Note 2 which is dated March 2, 2004, relating to the financial statements of Planvista Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
FORT LAUDERDALE, FLORIDA
JANUARY 27, 2006